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                                                                    Exhibit 10.2











                              HORACE MANN EDUCATORS
                                  CORPORATION

                            2001 STOCK INCENTIVE PLAN

                                       -1-

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                                Table of Contents

                Article 1. Establishment, Objectives and Duration
1.1. Establishment of the Plan..........................................     1
1.2. Objectives of the Plan.............................................     1
1.3. Duration of the Plan...............................................     1

                             Article 2. Definitions

                            Article 3. Administration

3.1. Board and Committee ...............................................     5
3.2. Powers of the Board ...............................................     6

                      Article 4. Shares Subject to the Plan

4.1. Number of Shares Available.........................................     7
4.2. Adjustments in Authorized Shares...................................     7
4.3. Newly Issued Shares or Treasury Shares ............................     8

             Article 5. Eligibility and General Conditions of Awards

5.1. Eligibility .......................................................     8
5.2. Grant Date ........................................................     8
5.3. Maximum Term ......................................................     8
5.4. Award Agreement ...................................................     8
5.5. Restrictions on Share Transferability .............................     8
5.6. Termination of Affiliation ........................................     8
5.7. Nontransferability of Awards ......................................    11

                            Article 6. Stock Options

6.1. Grant of Options ..................................................    11
6.2. Award Agreement ...................................................    11
6.3. Option Price ......................................................    11
6.4. Grant of Incentive Stock Options ..................................    12
6.5. Exercise of Options ...............................................    13

                      Article 7. Stock Appreciation Rights

7.1. Grant of SARs .....................................................    13
7.2. Exercise of SARs ..................................................    14
7.3. Payment of SAR Benefit ............................................    14

                          Article 8. Restricted Shares

8.1. Grant of Restricted Shares ........................................    14
8.2. Award Agreement ...................................................    14
8.3. Consideration .....................................................    14
8.4. Effect of Forfeiture ..............................................    14
8.5. Escrow; Legends ...................................................    15
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                   Article 9. Bonus Shares and Deferred Shares

9.1.  Bonus Shares .......................................................   15
9.2.  Deferred Shares ....................................................   15

                       Article 10. Beneficiary Designation

                              Article 11. Deferrals

                    Article 12. Rights of Employees/Directors

12.1. Employment .........................................................   16
12.2. Participation ......................................................   16

              Article 13. Amendment, Modification, and Termination

13.1. Amendment, Modification, and Termination ...........................   16
13.2. Adjustments Upon Certain Unusual or Nonrecurring Events ............   16
13.3. Awards Previously Granted ..........................................   16

                             Article 14. Withholding

14.1. Mandatory Tax Withholding ..........................................   16
14.2. Notification under Code Section 83(b) ..............................   17

                        Article 15. Additional Provisions

15.1. Successors .........................................................   17
15.2. Gender and Number ..................................................   17
15.3. Severability .......................................................   17
15.4. Requirements of Law ................................................   17
15.5. Securities Law Compliance ..........................................   17
15.6. No Rights as a Shareholder .........................................   18
15.7. Nature of Payments .................................................   18
15.8. Governing Law ......................................................   18
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                                      -ii-

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                        Horace Mann Educators Corporation
                            2001 Stock Incentive Plan

Article 1.  Establishment, Objectives and Duration

          1.1. Establishment of the Plan. Horace Mann Educators Corporation, a
               -------------------------
Delaware corporation (the "Company"), hereby establishes an incentive compensation plan to be known as the Horace Mann Educators Corporation 2001 Stock Incentive Plan (the "Plan"). The Plan was adopted by the Board of Directors of the Company (the "Board"), by unanimous written consent and was thereafter approved by the shareholders of the Company on May 18, 2001. The Plan is effective as of June 1, 2001 (the "Effective Date").

          1.2. Objectives of the Plan. The Plan is intended to allow employees,
               ----------------------
officers and directors (as well as prospective employees, officers and directors) of the Company and its Subsidiaries to acquire or increase equity ownership in the Company, or to be compensated under the Plan based on growth in the Company's equity value, thereby strengthening their commitment to the success of the Company and stimulating their efforts on behalf of the Company, and to assist the Company and its Subsidiaries in attracting new employees and directors and retaining existing employees and directors. The Plan is also intended to optimize the profitability and growth of the Company through incentives which are consistent with the Company's goals; to provide incentives for excellence in individual performance; and to promote teamwork.

          1.3. Duration of the Plan. The Plan shall commence on the Effective
               --------------------
Date and shall remain in effect, subject to the right of the Board to amend or terminate the Plan at any time pursuant to Article 13 hereof, until all Shares subject to it shall have been purchased or acquired according to the Plan's provisions. However, in no event may an Incentive Stock Option be granted under the Plan on or after the date ten (10) years following the earlier of (a) the date the Plan was adopted and (b) the date the Plan was approved by stockholders of the Company.

Article 2.  Definitions

          Whenever used in the Plan, the following terms shall have the meanings set forth below:

          2.1. "Article" means an Article of this Plan.
                -------

          2.2. "Award" means Options (including Incentive Stock Options), SARs,
                -----
Restricted Shares, Bonus Shares, and Deferred Shares granted under the Plan.

          2.3. "Award Agreement" means a written agreement by which an Award is
                ---------------
evidenced.

          2.4. "Beneficial Owner" has the meaning specified in Rule 13d3 of the
                ----------------
SEC under the Exchange Act.

          2.5. "Board" has the meaning set forth in Section 1.1.
                -----

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          2.6.  "Bonus Shares" means Shares that are awarded to a Grantee
                 ------------
without cost and without restrictions in recognition of past performance (whether determined by reference to another employee benefit plan of the Company or otherwise) or as an incentive to become an employee or director of the Company or a Subsidiary.

          2.7.  "Cause" means, unless otherwise defined in an Award Agreement,
                 -----

                (a) a Grantee's conviction of any felony under federal law or the law of the state in which the act occurred;

                (b) dishonesty by the Grantee in the course of fulfilling his or her employment duties; or

                (c) willful and deliberate failure on the part of the Grantee to perform his or her employment duties in any material respect.

          2.8.  "Change of Control" means, unless otherwise defined in an Award
                 -----------------
Agreement, any one or more of the following:

                (a) (1) approval by the shareholders of the Company of a merger, reorganization, consolidation, or similar transaction, in which the Company is not the continuing or the surviving corporation, or pursuant to which Shares would be converted into cash, securities or other property, other than a merger of the Company in which no Company shareholder's ownership percentage in the surviving corporation immediately after the merger is less than such shareholder's ownership percentage in the Company immediately prior to such merger by ten percent (10%) or more; or (2) any sale, lease exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company;

                (b) the shareholders of the Company approve any plan or proposal for the liquidation or dissolution of the Company which is part of a sale of assets, merger, or reorganization of the Company or other similar transaction; or

                (c) any "person", as such term is defined in Sections 13(d) and 14(d) of the Exchange Act, is or becomes, directly or indirectly, the "beneficial owner" as defined in Rule 13d-3 under the Exchange Act, of securities of the Company that represent 51% or more of the combined Voting Power of the Company's then outstanding securities; or

                (d) the Incumbent Directors (determined using the Effective Date as the baseline date) cease for any reason to constitute at least a majority of the directors of the Company then serving.

          2.9.  "Change of Control Value" means the Fair Market Value of a Share
                 -----------------------
on the date of a Change of Control.

          2.10. "Code" means the Internal Revenue Code of 1986, as amended from
                 ----
time to time, and regulations and rulings thereunder. References to a particular section of the Code include references to successor provisions of the Code or any successor statute.

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          2.11. "Committee" has the meaning set forth in Article 3.
                 ---------

          2.12. "Company" has the meaning set forth in Section 1.1.
                 -------

          2.13. "Deferred Shares" means Shares that are awarded to a Grantee on
                 ---------------
a deferred basis pursuant to Section 10.2.


          2.14. "Disability" means a permanent and total disability, within the
                 ----------
meaning of Code Section 22(e)(3), as determined by the Committee in good faith, upon receipt of medical advice from one or more individuals, selected by the Committee, who are qualified to give professional medical advice.

          2.15. "Effective Date" has the meaning set forth in Section 1.1.
                 --------------

          2.16. "Eligible Person" means (a) any employee (including any officer)
                 ---------------
or prospective employee of the Company or any Subsidiary, including any such employee who is on an approved leave of absence or has been subject to a disability which does not qualify as a Disability and (b) any director or prospective director of the Company or any Subsidiary.

          2.17. "Exchange Act" means the Securities Exchange Act of 1934, as
                 ------------
amended. References to a particular section of the Exchange Act include references to successor provisions.

          2.18. "Fair Market Value" means (a) with respect to any property other
                 -----------------
than Shares, the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Committee, and
(b) with respect to Shares, unless otherwise determined by the Committee, as of any date, (1) the mean between the highest and lowest trading prices of the Shares on such date on the New York Stock Exchange Composite Transactions Tape (or, if no sale of Shares was reported for such date, on the next preceding date on which a sale of Shares was reported) or (2) if the Shares are not listed on the New York Stock Exchange, the mean of the highest and lowest trading prices of the Shares on such other national exchange on which the Shares are principally traded or as reported by the National Market System, or other similar organization; or (3) in the event that there shall be no public market for the Shares, the fair market value of the Shares as determined by the Committee.

          2.19. "Grant Date" has the meaning set forth in Section 5.2.
                 ----------

          2.20. "Grantee" means an individual who has been granted an Award.
                 -------

          2.21. "Incentive Stock Option" means an Option that is intended to
                 ----------------------
meet the requirements of Section 422 of the Code or any successor provisions thereto.

          2.22. "including" or "includes" mean "including, without limitation,"
                 ---------      --------
or "includes, without limitation", respectively.

          2.23. "Incumbent Directors" means, as of any specified baseline date,
                 -------------------
individuals then serving as members of the Board who were members of the Board as of the date immediately preceding such baseline date; provided that any subsequently-appointed or elected member of

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the Board whose election, or nomination for election by shareholders of the
Company or the Surviving Corporation, as applicable, was approved by a vote or written consent of a majority of the directors then comprising the Incumbent Directors shall also thereafter be considered an Incumbent Director, unless the initial assumption of office of such subsequently-elected or appointed director was in connection with (a) an actual or threatened election contest, including a consent solicitation, relating to the election or removal of one or more members of the Board, (b) a "tender offer" (as such term is used in Section 14(d) of the Exchange Act), or (c) a proposed Reorganization Transaction.

          2.24. "Mature Shares" means Shares for which the holder thereof has
                 -------------
good title, free and clear of all liens and encumbrances, and which such holder either (a) has held for at least six (6) months or (b) has purchased on the open market.

          2.25. "Option" means an option granted under Article 6 of the Plan,
                 ------
including an Incentive Stock Option.

          2.26. "Option Price" means the price at which a Share may be purchased
                 ------------
by a Grantee pursuant to an Option.

          2.27. "Option Term" means the period beginning on the Grant Date of an
                 -----------
Option and ending on the expiration date of such Option, as specified in the Award Agreement for such Option and as may, consistent with the provisions of the Plan, be extended from time to time by the Board prior to the expiration date of such Option then in effect.

          2.28. "Outside Director" means a member of the Board who is not an
                 ----------------
employee of the Company or any Subsidiary.

          2.29. "Period of Restriction" means the period during which the
                 ---------------------
transfer of Restricted Shares is limited in some way (based on the passage of time, the achievement of performance goals, or upon the occurrence of other events as determined by the Board) or the Shares are subject to a substantial risk of forfeiture, as provided in Article 8.

          2.30. "Person" shall have the meaning ascribed to such term in Section
                 ------
3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a "group" as defined in Section 13(d) thereof.

          2.31. "Plan" has the meaning set forth in Section 1.1.
                 ----

          2.32. "Required Withholding" has the meaning set forth in Article 14.
                 --------------------

          2.33. "Restricted Shares" means Shares that are subject to transfer
                 -----------------
restrictions and are subject to forfeiture if conditions specified in the Award Agreement applicable to such Shares are not satisfied.

          2.34. "Retirement" means retirement from active employment with the
                 ----------
Company or Subsidiary pursuant to the early or normal retirement provisions of the Company's or Subsidiary's qualified retirement plan.

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          2.35. "Rule 16b3" means Rule 16b3 promulgated by the SEC under the
                 ---------
Exchange Act, together with any successor rule, as in effect from time to time.

          2.36. "SAR" means a stock appreciation right granted under Article 7
                 ---
of the Plan.

          2.37. "SEC" means the United States Securities and Exchange
                 ---
Commission, or any successor thereto.

          2.38. "Section" means, unless the context otherwise requires, a
                 -------
Section of the Plan.

          2.39. "Section 16 Person" means a person who is subject to obligations
                 -----------------
under Section 16 of the Exchange Act with respect to transactions involving equity securities of the Company.

          2.40. "Share" means a common share, $0.001 par value, of the Company.
                 -----

          2.41. "Strike Price" of any SAR shall equal 100% of the Fair Market
                 ------------
Value of a Share on the Grant Date of such SAR; provided that the Board may specify a higher Strike Price in the Award Agreement.

          2.42. "Subsidiary" means, for purposes of grants of Incentive Stock
                 ----------
Options, a corporation as defined in Section 424(f) of the Code (with the Company being treated as the employer corporation for purposes of this definition) and, for all other purposes, a United States or foreign corporation with respect to which the Company owns, directly or indirectly, 50% (or such lesser percentage as the Committee may specify, which percentage may be changed from time to time and may be different for different entities) or more of the Voting Power of such corporation.

          2.43. "Termination of Affiliation" occurs on the first day on which an
                 --------------------------
individual is for any reason no longer providing services to the Company or any Subsidiary in the capacity of an employee or director, or with respect to an individual who is an employee or director of a Subsidiary, the first day on which such entity ceases to be a Subsidiary.

          2.44. "Voting Power" means the combined voting power of the
                 ------------
then-outstanding securities of a corporation entitled to vote generally in the election of directors.

Article 3.  Administration

          3.1. Board and Committee. Subject to Article 13, and to Section 3.2,
               -------------------
the Plan shall be administered by the Board, or a committee of the Board appointed by the Board to administer the Plan ("Plan Committee"). To the extent the Board considers it desirable for compensation delivered pursuant to Awards to be eligible to comply with or qualify under Rule 16b-3 or qualify for an exemption from the limit on tax deductibility of compensation under Section 162(m) of the Code, the Plan Committee shall consist of two or more directors of the Company, all of whom are Outside Directors. The number of members of the Plan Committee shall from time to time be increased or decreased, and shall be subject to such conditions, including, but not limited to having exclusive authority to make certain grants of Awards or to perform such other acts, in each case as the Board deems appropriate to permit transactions in Shares pursuant to the Plan to satisfy such conditions of Rule 16b-3 or Code Section 162(m) as then in effect.

          Any references herein to "Board" are, except as the context requires otherwise, references to the Board or the Plan Committee, as applicable.

          3.2. Powers of the Board. Subject to the express provisions of the
               -------------------
Plan, the Board has full and final authority and sole discretion as follows:


               (a) taking into consideration the reasonable recommendations of management, to determine when, to whom and in what types and amounts Awards should be granted and the terms and conditions applicable to each Award, including the Option Price, the Option Term, the benefit payable under any SAR, and whether or not specific Awards shall be granted in connection with other specific Awards, and if so whether they shall be exercisable cumulatively with, or alternatively to, such other specific Awards;

               (b) to determine the amount, if any, that a Grantee shall pay for Restricted Shares, whether and on what terms to permit or require the payment of cash dividends thereon to be deferred, when Restricted Shares (including Restricted Shares acquired upon the exercise of an Option) shall be forfeited and whether such shares shall be held in escrow;

               (c) to construe and interpret the Plan and to make all determinations necessary or advisable for the administration of the Plan;

               (d) to make, amend, and rescind rules relating to the Plan, including rules with respect to the exercisability and nonforfeitability of Awards upon the Termination of Affiliation of a Grantee;

               (e) to determine the terms and conditions of all Award Agreements (which need not be identical) and, with the consent of the Grantee, to amend any such Award Agreement at any time, among other things, to permit transfers of such Awards to the extent permitted by the Plan; provided that the consent of the Grantee shall not be required for any amendment which (1) does not adversely affect the rights of the Grantee, or (2) is necessary or advisable (as determined by the Board) to carry out the purpose of the Award as a result of any new or change in existing applicable law;

               (f) to cancel, with the consent of the Grantee, outstanding Awards and to grant new Awards in substitution therefor;

               (g) to accelerate the exercisability (including exercisability within a period of less than six (6) months after the Grant Date) of, and to accelerate or waive any or all of the terms and conditions applicable to, any Award or any group of Awards for any reason and at any time, including in connection with a Termination of Affiliation;

               (h) subject to Sections 1.3 and 5.3, to extend the time during which any Award or group of Awards may be exercised;

               (i) to make such adjustments or modifications to Awards to Grantees who are working outside the United States as are advisable to fulfill the purposes of the Plan or to comply with applicable local law;

               (j) to delegate to officers, employees or independent contractors of the Company matters involving the routine administration of the Plan and which are not specifically required by any provision of this Plan of to be performed by the Board of Directors of the Company;

               (k) to impose such additional terms and conditions upon the grant, exercise or retention of Awards as the Board may, before or concurrently with the grant thereof, deem appropriate, including limiting the percentage of Awards which may from time to time be exercised by a Grantee; and

               (l) to take any other action with respect to any matters relating to the Plan for which it is responsible.

        All determinations on any matter relating to the Plan or any Award Agreement may be made in the sole and absolute discretion of the Board, and all such determinations of the Board shall be final, conclusive and binding on all Persons. No member of the Board shall be liable for any action or determination made with respect to the Plan or any Award.

Article 4. Shares Subject to the Plan

          4.1. Number of Shares Available.
               --------------------------

          (a) Plan Limit. Subject to Section 4.3 and to adjustment as provided in Section 4.2, the number of Shares hereby reserved for delivery under the Plan is 1,500,000. If any Shares subject to an Award granted hereunder are forfeited or an Award or any portion thereof otherwise terminates or is settled without the issuance of Shares, or in the case of SARs, without the payment of cash, the Shares subject to such Award, to the extent of any such forfeiture, termination or settlement, shall again be available for grant under the Plan. If any Shares are withheld for the payment of taxes related to an Award, such Shares, to the extent of any such withholding, shall again be available or shall increase the number of Shares available, as applicable, for grant under the Plan. The Board may from time to time determine the appropriate methodology for calculating the number of Shares issued pursuant to the Plan.

          (b) Individual Limit. No Grantee may be granted Options, Restricted Shares, Bonus Stock or Deferred Shares, or any combination thereof, in an aggregate number of Shares under the Plan that exceeds 500,000 shares in any calendar year.

          4.2. Adjustments in Authorized Shares. In the event that the Board
               --------------------------------
determines that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, share split, reverse share split, subdivision, consolidation or reduction of capital, reorganization, merger, scheme of arrangement, split-up, spin-off or combination involving the Company or repurchase or exchange of Shares or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event affects the Shares such that any adjustment is determined by the Board to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (a) the number and type of Shares (or other securities or property) with respect to which Awards may be granted, (b) the number and type of Shares (or other securities or property) subject to outstanding Awards, and (c) the grant or exercise price with respect to any Award or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award or the substitution of other property for Shares subject to an outstanding Award; provided, in each case that with respect to Awards of Incentive Stock Options no such adjustment shall be authorized to the extent that such adjustment would cause the Plan to violate
Section 422(b)(1) of the Code or any successor provision thereto; and provided further, that the number of Shares subject to any Award denominated in Shares shall always be a whole number.

          4.3. Newly Issued Shares or Treasury Shares. Shares delivered in
               --------------------------------------
connection with Awards may be newly issued or may be treasury shares.

Article 5.  Eligibility and General Conditions of Awards

          5.1. Eligibility. The Board may grant Awards to any Eligible Person,
               -----------
whether or not he or she has previously received an Award.

          5.2. Grant Date. The Grant Date of an Award shall be the date on which
               ----------
the Board grants the Award or such later date as specified by the Board in the Award Agreement.

          5.3. Maximum Term. The Option Term or other period during which an
               ------------
Award may be outstanding shall not extend more than ten (10) years after the Grant Date, and shall be subject to earlier termination as herein specified; provided, however, that any deferral of a cash payment or of the delivery of Shares that is permitted or required by the Board pursuant to Article 11 may, if so permitted or required by the Board, extend more than ten (10) years after the Grant Date of the Award to which the deferral relates.

          5.4. Award Agreement. To the extent not set forth in the Plan, the
               ---------------
terms and conditions of each Award (which need not be the same for each grant or for each Grantee) shall be set forth in an Award Agreement.

          5.5. Restrictions on Share Transferability. The Board may include in
               -------------------------------------
the Award Agreement such restrictions on any Shares acquired pursuant to the exercise or vesting of an Award as it may deem advisable, including restrictions under applicable federal securities laws.

          5.6. Termination of Affiliation. Except as otherwise provided in an
               --------------------------
Award Agreement, and subject to the provisions of Section 13.1, the extent to which the Grantee shall have the right to exercise, vest in, or receive payment in respect of an Award following Termination of Affiliation shall be determined in accordance with the following provisions of this Section 5.6.

               (a)  For Cause.  If a Grantee has a Termination of Affiliation
                    ---------
for Cause:

                      (1) the Grantee's Restricted Shares and Deferred Shares that are forfeitable immediately before such Termination of Affiliation shall automatically be forfeited on such date, subject in the case of Restricted Shares to the provisions of
               Section 8.4 regarding repayment of certain amounts to the Grantee;

               (2) the Grantee's Deferred Shares that were vested immediately before such Termination of Affiliation shall promptly be settled by delivery to such Grantee of a number of unrestricted Shares equal to the aggregate number of such vested Deferred Shares, and

               (3) any unexercised Option or SAR shall terminate effective immediately upon such Termination of Affiliation.

          (b)  On Account of Death or Disability. If a Grantee has a Termination
               ---------------------------------
of Affiliation on account of death or Disability:

               (1) the Grantee's Restricted Shares that were forfeitable immediately before such Termination of Affiliation shall thereupon become nonforfeitable;

               (2) the Grantee's Deferred Shares that were forfeitable immediately before such Termination of Affiliation shall thereupon become nonforfeitable and the Company shall, unless otherwise provided in an Award Agreement, promptly settle all Deferred Shares, whether or not forfeitable, by delivery to the Grantee (or, after his or her death, to his or her personal representative or beneficiary designated in accordance with Article 10) of a number of unrestricted Shares equal to the aggregate number of the Grantee's Deferred Shares; and

               (3) any unexercised Option or SAR, whether or not exercisable immediately before such Termination of Affiliation, shall be fully exercisable and may be exercised, in whole or in part, at any time up to one (1) year after such Termination of Affiliation (but only during the Option Term) by the Grantee or, after his or her death, by (i) his or her personal representative or the person to whom the Option or SAR, as applicable, is transferred by will or the applicable laws of descent and distribution, or (ii) the Grantee's beneficiary designated in accordance with Article 10.

          (c)  On Account of Retirement. If a Grantee has a Termination of
               ------------------------
Affiliation on account of Retirement:

               (1) the Grantee's Restricted Shares that were forfeitable immediately before such Termination of Affiliation shall thereupon become nonforfeitable;

               (2) the Grantee's Deferred Shares that were forfeitable immediately before such Termination of Affiliation shall thereupon become nonforfeitable and the Company shall, unless otherwise provided in an Award Agreement, promptly settle all Deferred Shares, whether or not forfeitable, by delivery to the Grantee (or, after his or her death, to his or her personal representative or beneficiary designated in accordance with Article 10) of a number of unrestricted Shares equal to the aggregate number of the Grantee's Deferred Shares; and

               (3) any unexercised Option or SAR, whether or not exercisable immediately before such Termination of Affiliation, shall be fully exercisable and may be exercised, in whole or in part, at any time up to three (3) months after such Termination of Affiliation (but only during the Option Term) by the Grantee or, after his or her death, by (i) his or her personal representative or the person to whom the Option or SAR, as applicable, is transferred by will or the applicable laws of descent and distribution, or (ii) the Grantee's beneficiary designated in accordance with Article 10.

          (d)  Change of Control Period. If a Grantee has a Termination of
               ------------------------
Affiliation during the period commencing on a Change of Control and ending on the first anniversary of the Change of Control ("Change of Control Period"), which Termination of Affiliation is initiated by the Company or a Subsidiary other than for Cause, then:

               (1) the Grantee's Restricted Shares that were forfeitable shall thereupon become nonforfeitable;

               (2) the Grantee's Deferred Shares that were forfeitable shall thereupon become nonforfeitable and the Company shall immediately settle all Deferred Shares, whether or not previously forfeitable, by delivery to such Grantee of a number of unrestricted Shares equal to the aggregate number of the Grantee's Deferred Shares; and

               (3) any unexercised Option or SAR, whether or not exercisable on the date of such Termination of Affiliation, shall thereupon be fully exercisable and may be exercised, in whole or in part for three (3) months following such Termination of Affiliation (but only during the Option Term) by the Grantee or, after his or her death, by (i) his or her personal representative or the person to whom the Option or SAR, as applicable, is transferred by will or the applicable laws of descent and distribution, or (ii) the Grantee's beneficiary designated in accordance with Article 10.

          (e)  Any Other Reason. If a Grantee has a Termination of Affiliation
               ----------------
for any reason not specified in Sections 5.6(a) (b), (c) or (d), then:

               (1) the Grantee's Restricted Shares and Deferred Shares, to the extent forfeitable immediately before such Termination of Affiliation, shall thereupon automatically be forfeited, subject in the case of Restricted Shares to the provisions of Section 8.4 regarding repayment of certain amounts to the Grantee; and

               (2) any unexercised Option or SAR, to the extent exercisable immediately before such Termination of Affiliation, shall remain exercisable in whole or in part for three (3) months after such Termination of Affiliation (but only during the Option Term) by the Grantee or, after his or her death, by (i) his or her personal representative or the person to whom the Option or SAR, as applicable, is transferred by will or the applicable laws of descent and distribution, or (ii) the Grantee's beneficiary designated in accordance with Article 10.

5.7.      Nontransferability of Awards.
          -----------------------------

               (a) Except as provided in Section 5.7(c) below, each Award, and each right under any Award, shall be exercisable only by the Grantee during the Grantee's lifetime, or, if permissible under applicable law, by the Grantee's guardian or legal representative.

               (b) Except as provided in Section 5.7(c) below, no Award (prior to the time, if applicable, Shares are issued in respect of such Award), and no right under any Award, may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Grantee otherwise than by will or by the laws of descent and distribution (or in the case of Restricted Shares, to the Company) and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any Subsidiary; provided, that the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance.

               (c) To the extent and in the manner permitted by the Board, and subject to such terms and conditions as may be prescribed by the Board, a Grantee may transfer an Award to (1) a spouse, sibling, parent, child or grandchild (including adoptive relationships) (any of which, an "Immediate Family Member") of the Grantee; (2) a trust, the primary beneficiaries of which consist exclusively of the Grantee or Immediate Family Members of the Grantee; or (3) a corporation, partnership or similar entity, the owners of which consist exclusively of the Grantee or Immediate Family Members of the Grantee.

Article 6. Stock Options

          6.1. Grant of Options. Subject to the terms and provisions of the
               ----------------
Plan, Options may be granted to any Eligible Person in such number, and upon such terms, and at any time and from time to time as shall be determined by the Board. Without limiting the generality of the foregoing, the Board may grant to any Eligible Person, or permit any Eligible Person to elect to receive, an Option in lieu of or in substitution for any other compensation (whether payable currently or on a deferred basis, and whether payable under this Plan or otherwise) which such Eligible Person may be eligible to receive from the Company or a Subsidiary.

          6.2. Award Agreement. Each Option grant shall be evidenced by an Award
               ---------------
Agreement that shall specify the Option Price, the Option Term, the number of shares to which the Option pertains, the time or times at which such Option shall be exercisable and such other provisions as the Board shall determine.

          6.3. Option Price. The Option Price of an Option under this Plan shall
               ------------
be determined by the Board, and shall be no less than 100% of the Fair Market Value of a Share on the Grant Date; provided, however, that any Option ("Substitute Option") that is (a) granted to a Grantee in connection with the acquisition ("Acquisition"), however effected, by the Company of another corporation or entity ("Acquired Entity") or the assets thereof, (b) associated with an option to purchase shares of stock or other equity interest of the Acquired Entity or an affiliate thereof ("Acquired Entity Option") held by such Grantee immediately prior to such Acquisition, and (c) intended to preserve for the Grantee the economic value of all or a portion of such Acquired

Entity Option, may, to the extent necessary to achieve such preservation of economic value, be granted with such Option Price as the Board determines.

          6.4. Grant of Incentive Stock Options. At the time of the grant of any
               --------------------------------
Option to an Eligible Person who is an employee of the Company or a Subsidiary, the Board may designate that such Option shall be made subject to additional restrictions to permit it to qualify as an Incentive Stock Option under the requirements of Section 422 of the Code. Any Option designated as an Incentive Stock Option shall:

               (a) if granted to a 10% Owner, have an Option Price not less than 110% of the Fair Market Value of a Share on its Grant Date;

               (b) be exercisable for a period of not more than ten (10) years (five (5) years in the case of an Incentive Stock Option granted to a 10% Owner) from its Grant Date, and be subject to earlier termination as provided herein or in the applicable Award Agreement;

               (c) not have an aggregate Fair Market Value (determined for each Incentive Stock Option at its Grant Date) of Shares with respect to which Incentive Stock Options are exercisable for the first time by such Grantee during any calendar year (under the Plan and any other employee stock option plan of the Grantee's employer or any parent or Subsidiary thereof ("Other Plans")), determined in accordance with the provisions of Section 422 of the Code, which exceeds $100,000 (the "$100,000 Limit");

               (d) if the aggregate Fair Market Value of a Share (determined on the Grant Date) with respect to the portion of such grant which is exercisable for the first time during any calendar year ("Current Grant") and all incentive stock options previously granted under the Plan and any Other Plans which are exercisable for the first time during a calendar year ("Prior Grants") would exceed the $100,000 Limit, be exercisable as follows:

                    (1) the portion of the Current Grant which would, when added to any Prior Grants, be exercisable with respect to Shares which would have an aggregate Fair Market Value (determined as of the respective Grant Date for such options) in excess of the $100,000 Limit shall, notwithstanding the terms of the Current Grant, be exercisable for the first time by the Grantee in the first subsequent calendar year or years in which it could be exercisable for the first time by the Grantee when added to all Prior Grants without exceeding the $100,000 Limit; and

                    (2) if, viewed as of the date of the Current Grant, any
               portion of a Current Grant could not be exercised under the preceding provisions of this Subsection (d) during any calendar year commencing with the calendar year in which it is first exercisable through and including the last calendar year in which it may by its terms be exercised, such portion of the Current Grant shall not be an incentive stock option, but shall be exercisable as a separate Option at such date or dates as are provided in the Current Grant;

               (e) be granted within ten (10) years from the earlier of the date the Plan is adopted or the date the Plan is approved by the shareholders of the Company;

               (f) shall require the Grantee to notify the Board of any disposition of any Shares issued pursuant to the exercise of the Incentive Stock Option under the circumstances described in Section 421(b) of the Code (relating to certain disqualifying dispositions), within ten (10) days of such disposition; and

               (g) shall by its terms not be assignable or transferable other than by will or the laws of descent and distribution and may be exercised, during the Grantee's lifetime, only by the Grantee; provided, however, that the Grantee may, to the extent provided in the Plan in any manner specified by the Board, designate in writing a beneficiary to exercise his Incentive Stock Option after the Grantee's death.

Notwithstanding the foregoing, the Board may, without the consent of the Grantee, at any time before the exercise of an option (whether or not an incentive stock option), take any action necessary to prevent such option from being treated as an incentive stock option.

          6.5. Exercise of Options. Options granted under this Article 6 shall
               -------------------
be exercised by the delivery of a written notice of exercise to the Company, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares made by any one or more of the following means subject to the approval of the Committee:

               (a) cash, personal check or wire transfer;

               (b) Mature Shares, valued at their Fair Market Value on the date of exercise;

               (c) Restricted Shares held by the Grantee for at least six (6) months prior to the exercise of the Option, each such Share valued at the Fair Market Value of a Share on the date of exercise; or

               (d) subject to applicable law, pursuant to procedures approved by the Committee, through the sale of the Shares acquired on exercise of the Option through a brokerdealer to whom the Grantee has submitted an irrevocable notice of exercise and irrevocable instructions to deliver promptly to the Company the amount of sale or loan proceeds sufficient to pay for such Shares, together with, if requested by the Company, the amount of federal, state, local or foreign withholding taxes payable by Grantee by reason of such exercise.

        If any Restricted Shares ("Tendered Restricted Shares") are used to pay the Option Price, a number of Shares acquired on exercise of the Option equal to the number of Tendered Restricted Shares shall be subject to the same restrictions as the Tendered Restricted Shares, determined as of the date of exercise of the Option.

Article 7. Stock Appreciation Rights

          7.1. Grant of SARs. Subject to the terms and conditions of the Plan,
               -------------
SARs may be granted to any Eligible Person at any time and from time to time as shall be determined by the Board. Each grant of an SAR shall be evidenced by an Award Agreement, which shall specify the number of SARs granted to each Grantee (subject to Article 4), the Strike Price thereof, and, consistent with the other provisions of this Article 7 and of the Plan, such other terms and conditions pertaining to such SARs as the Board may determine.

          7.2. Exercise of SARs. SARs shall be exercised by the delivery of a
               ----------------
written notice of exercise to the Company, setting forth the number of Shares over which the SAR is to be exercised.

          7.3. Payment of SAR Benefit. Upon exercise of an SAR, the Grantee
               ----------------------
shall be entitled to receive payment from the Company in an amount determined by multiplying:

               (a) the excess of the Fair Market Value of a Share on the date of exercise over the Strike Price; by

               (b) the number of Shares with respect to which the SAR is exercised;

provided that the Board may provide in the Award Agreement that the benefit payable on exercise of an SAR shall not exceed such percentage of the Fair Market Value of a Share on the Grant Date as the Board shall specify. As determined by the Board, the payment upon SAR exercise may be in cash, in Shares which have an aggregate Fair Market Value (as of the date of exercise of the SAR) equal to the amount of the payment, or in some combination thereof, as set forth in the Award Agreement.

Article 8. Restricted Shares

          8.1. Grant of Restricted Shares. Subject to the terms and provisions
               --------------------------
of the Plan, the Board, at any time and from time to time, may grant Restricted Shares to any Eligible Person in such amounts as the Board shall determine.

          8.2. Award Agreement. Each grant of Restricted Shares shall be
               ---------------
evidenced by an Award Agreement, which shall specify the Period(s) of Restriction, the number of Restricted Shares granted, and such other provisions as the Board shall determine. The Board may impose such conditions or restrictions on any Restricted Shares as it may deem advisable, including restrictions based upon the achievement of specific performance goals (Company-wide, divisional, Subsidiary or individual), time-based restrictions on vesting or restrictions under applicable securities laws.

          8.3. Consideration. The Board shall determine the amount, if any, that
               -------------
a Grantee shall pay for Restricted Shares. Such payment shall be made in full by the Grantee before the delivery of the Shares and in any event no later than ten
(10) business days after the Grant Date for such Shares.

          8.4. Effect of Forfeiture. If Restricted Shares are forfeited, and if
               --------------------
the Grantee was required to pay for such Shares or acquired such Restricted Shares upon the exercise of an Option, the Grantee shall be deemed to have resold such Restricted Shares to the Company at a price equal to the lesser of
(a) the amount paid by the Grantee for such Restricted Shares, or (b) the Fair Market Value of a Share on the date of such forfeiture. The Company shall pay to the Grantee the required amount as soon as is administratively practical. Such Restricted Shares shall cease to be outstanding, and shall no longer confer on the Grantee thereof any rights as a shareholder of the Company, from and after the date of the event causing the forfeiture, whether or not the Grantee accepts the Company's tender of payment for such Restricted Shares.

          8.5. Escrow; Legends. The Board may provide that the certificates for
               ---------------
any Restricted Shares (a) shall be held (together with a stock power executed in blank by the Grantee) in escrow by the Secretary of the Company until such Restricted Shares become nonforfeitable or are forfeited or (b) shall bear an appropriate legend restricting the transfer of such Restricted Shares. If any Restricted Shares become nonforfeitable, the Company shall cause certificates for such shares to be issued without such legend.

Article 9.  Bonus Shares and Deferred Shares

          9.1. Bonus Shares. Subject to the terms of the Plan, the Board may
               ------------
grant Bonus Shares to any Eligible Person, in such amount and upon such terms and at any time and from time to time as shall be determined by the Board.

          9.2. Deferred Shares. Subject to the terms and provisions of the Plan,
               ---------------
Deferred Shares may be granted to any Eligible Person in such amounts and upon such terms, and at any time and from time to time, as shall be determined by the Board. The Board may impose such conditions or restrictions on any Deferred Shares as it may deem advisable, including time-vesting restrictions and deferred payment features. The Board may cause the Company to establish a grantor trust to hold Shares subject to Deferred Share Awards. Without limiting the generality of the foregoing, the Board may grant to any Eligible Person, or permit any Eligible Person to elect to receive, Deferred Shares in lieu of or in substitution for any other compensation (whether payable currently or on a deferred basis, and whether payable under this Plan or otherwise) which such Eligible Person may be eligible to receive from the Company or a Subsidiary.

Article 10. Beneficiary Designation

          Each Grantee under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of the Grantee's death before he or she receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Grantee, shall be in a form prescribed by the Company, and will be effective only when filed by the Grantee in writing with the Company during the Grantee's lifetime. In the absence of any such designation, benefits remaining unpaid at the Grantee's death shall be paid to the Grantee's estate.

Article 11. Deferrals

     The Board may permit or require a Grantee to defer receipt of the payment of cash or the delivery of Shares that would otherwise be due by virtue of the exercise of an Option or SAR, the lapse or waiver of restrictions with respect to Restricted Shares, the grant of Bonus Shares or the expiration of the deferral period for Deferred Shares. If any such deferral is required or permitted, the Board shall establish rules and procedures for such deferrals.

Article 12. Rights of Employees/Directors

     12.1. Employment. Nothing in the Plan shall interfere with or limit in any
           ----------
way the right of the Company to terminate any Grantee's employment or directorship at any time, nor confer upon any Grantee the right to continue in the employ or as a director of the Company.

     12.2. Participation. No employee shall have the right to be selected to
           -------------
receive an Award, or, having been so selected, to be selected to receive a future Award.

Article 13. Amendment, Modification, and Termination

     13.1. Amendment, Modification, and Termination. Subject to the terms of the
           ----------------------------------------
Plan, the Board of Directors of the Company may at any time and from time to time, alter, amend, suspend or terminate the Plan in whole or in part without the approval of the Company's shareholders, except to the extent the Board of Directors of the Company determines it is desirable to obtain approval of the Company's shareholders, to retain eligibility for exemption from the limitations of Code Section 162(m), to have available the ability for Options to qualify as Incentive Stock Options, to comply with the requirements for listing on any exchange where the Company's Shares are listed, or for any other purpose the Board of Directors of the Company deems appropriate.

     13.2. Adjustments Upon Certain Unusual or Nonrecurring Events. The Board
           -------------------------------------------------------
may make adjustments in the terms and conditions of Awards in recognition of unusual or nonrecurring events (including the events described in Section 4.2) affecting the Company or the financial statements of the Company or of changes in applicable laws, regulations, or accounting principles, whenever the Board determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.

     13.3. Awards Previously Granted. Notwithstanding any other provision of the
           -------------------------
Plan to the contrary, no termination, amendment or modification of the Plan shall adversely affect in any material way any Award previously granted under the Plan, without the written consent of the Grantee of such Award.

Article 14. Withholding

     14.1. Mandatory Tax Withholding.
           -------------------------

          (a) Whenever under the Plan, Shares are to be delivered upon exercise or payment of an Award or upon Restricted Shares becoming nonforfeitable, or any other event with respect to rights and benefits hereunder, the Company shall be entitled to require (1) that the Grantee remit an amount in cash, or if determined by the Committee, Mature Shares, sufficient to satisfy all federal, state, local and foreign tax withholding requirements related thereto ("Required Withholding"), (2) the withholding of such Required Withholding from compensation otherwise due to the Grantee or from any Shares or other payment due to the Grantee under the Plan or (3) any combination of the foregoing.

          (b) Any Grantee who makes a Disqualifying Disposition or an election under Section 83(b) of the Code shall remit to the Company an amount sufficient to satisfy all resulting Required Withholding; provided that, in lieu of or in addition to the foregoing, the Company shall have the right to withhold such Required Withholding from compensation otherwise due to the Grantee or from any Shares or other payment due to the Grantee under the Plan.

     14.2. Notification under Code Section 83(b). If the Grantee, in connection
           -------------------------------------
with the exercise of any Option, or the grant of Restricted Shares, makes the election permitted under Section 83(b) of the Code to include in such Grantee's gross income in the year of transfer the amounts specified in Section 83(b) of the Code, then such Grantee shall notify the Company of such election within ten
(10) days of filing the notice of the election with the Internal Revenue Service, in addition to any filing and notification required pursuant to regulations issued under Section 83(b) of the Code. The Board may, in connection with the grant of an Award or at any time thereafter prior to such an election being made, prohibit a Grantee from making the election described above.

Article 15. Additional Provisions

     15.1. Successors. All obligations of the Company under the Plan with
           ----------
respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise of all or substantially all of the business or assets of the Company.

     15.2. Gender and Number. Except where otherwise indicated by the context,
           -----------------
any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

     15.3. Severability. If any part of the Plan is declared by any court or
           ------------
governmental authority to be unlawful or invalid, such unlawfulness or invalidity shall not invalidate any other part of the Plan. Any Section or part of a Section so declared to be unlawful or invalid shall, if possible, be construed in a manner which will give effect to the terms of such Section or part of a Section to the fullest extent possible while remaining lawful and valid.

     15.4. Requirements of Law. The granting of Awards and the issuance of
           -------------------
Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or stock exchanges as may be required. Notwithstanding any provision of the Plan or any Award, Grantees shall not be entitled to exercise, or receive benefits under, any Award, and the Company shall not be obligated to deliver any Shares or other benefits to a Grantee, if such exercise or delivery would constitute a violation by the Grantee or the Company of any applicable law or regulation.

     15.5. Securities Law Compliance.
           -------------------------

          (a) If the Board deems it necessary to comply with any applicable securities law, or the requirements of any stock exchange upon which Shares may be listed, the Board may impose any restriction on Shares acquired pursuant to Awards under the Plan as it may deem advisable. All certificates for Shares delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Board may deem advisable under the rules, regulations and other requirements of the SEC, any stock exchange upon which Shares are then listed, any applicable securities law, and the Board may cause a legend or legends to be placed on any such certificates to refer to such restrictions. If so requested by the Company, the Grantee shall represent to the Company in writing that he or she will not sell or offer to sell any Shares unless a registration statement shall be in effect with respect to such Shares under the Securities Act of 1993 or unless he or she shall have furnished to the Company evidence satisfactory to the Company that such registration is not required.

          (b) If the Board determines that the exercise of, or delivery of benefits pursuant to, any Award would violate any applicable provision of securities laws or the listing requirements of any stock exchange upon which any of the Company's equity securities are then listed, then the Board may postpone any such exercise or delivery, as applicable, but the Company shall use all reasonable efforts to cause such exercise or delivery to comply with all such provisions at the earliest practicable date.

     15.6. No Rights as a Shareholder. A Grantee shall not have any rights as a
           --------------------------
shareholder with respect to the Shares (other than Restricted Shares) which may be deliverable upon exercise or payment of such Award until such shares have been delivered to him or her. Restricted Shares, whether held by a Grantee or in escrow by the Secretary of the Company, shall confer on the Grantee all rights of a shareholder of the Company, except as otherwise provided in the Plan or Award Agreement. Unless otherwise determined by the Board at the time of a grant of Restricted Shares, any cash dividends that become payable on Restricted Shares shall be deferred and, if the Board so determines, reinvested in additional Restricted Shares. Except as otherwise provided in an Award Agreement, any share dividends and deferred cash dividends issued with respect to Restricted Shares shall be subject to the same restrictions and other terms as apply to the Restricted Shares with respect to which such dividends are issued. The Board may provide for payment of interest on deferred cash dividends.

     15.7. Nature of Payments. Awards shall be special incentive payments to the
           ------------------
Grantee and shall not be taken into account in computing the amount of salary or compensation of the Grantee for purposes of determining any pension, retirement, death or other benefit under (a) any pension, retirement, profitsharing, bonus, insurance or other employee benefit plan of the Company or any Subsidiary or (b) any agreement between the Company or any Subsidiary and the Grantee, except as such plan or agreement shall otherwise expressly provide.

     15.8. Governing Law. The Plan shall be construed in accordance with and
           -------------
governed by the laws of the State of Delaware other than its laws respecting choice of law.